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                                                                   EXHIBIT 10.16

                                 AMENDMENT NO. 1
                        TO MISCELLANEOUS RIGHTS AGREEMENT
                     OF PAN PACIFIC RETAIL PROPERTIES, INC.,
                             A MARYLAND CORPORATION

          THIS AMENDMENT NO. 1 TO MISCELLANEOUS RIGHTS AGREEMENT OF PAN PACIFIC RETAIL PROPERTIES, INC. ("Amendment") is made and entered into as of the 12th day of January, 2001 by and among Pan Pacific Retail Properties, Inc., a Maryland corporation (the "Company"), Stuart A. Tanz, an individual ("Stuart Tanz") and Revenue Properties (U.S.) Inc., a Delaware corporation, formerly known as Pan Pacific Development (U.S.) Inc. ("PPD") and shall become effective as provided in Section 5 hereof.

                                    RECITALS

          A. The Company and PPD entered into a Miscellaneous Rights Agreement dated as of August, 1997 (the "Agreement").

          B. The Company and PPD have engaged in discussions and reached certain agreements regarding the Ownership Limit of PPD, the Tanz Family and Acktion Corporation, a corporation incorporated under the laws of Canada ("Acktion").

          C. In consideration of these discussions and agreements, the parties hereto now desire to amend this Agreement to amend PPD's registration rights, board nomination rights and proportional purchase rights.

          D. Capitalized terms used in this Amendment shall have the meaning ascribed to such terms in the Agreement.

                                    AMENDMENT

          NOW, THEREFORE in consideration of the foregoing Recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

          1. Amendment of the Defined Term "Ownership Limit". The defined term "Ownership Limit" is hereby amended to read in its entirety as follows:

               "Ownership Limit" means, with respect to Persons, the percentages set forth in the provisions of Article VIII of the Charter of the Company, or in resolutions of the Board of Directors of the Company pursuant to the Charter, restricting the ownership of Common Stock to specified percentages of the outstanding Common Stock.

          2. Amendment to Section 2.5(a). Section 2.5(a) of the Agreement is hereby amended to delete the entirety of the proviso contained therein.


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          3. Amendment to Article III. Article III is hereby amended to read in its entirety as follows:

                                  "ARTICLE III
                              DIRECTOR DESIGNATION

     SECTION 3.1 Designation of Directors.

          (a) For so long as PPD Persons together beneficially own in the aggregate shares of Common Stock equal to or exceeding 15% of the total outstanding shares of Common Stock, the PPD Persons will have the right to nominate for election to the Board of Directors of the Company and for the filling of any vacancies on the Board of Directors of the Company created by such nominees one member of such Board of Directors.

          (b) The Company agrees to nominate for election to the Board of Directors of the Company or for the filling of any vacancies on the Board of Directors of the Company or for the filling of any vacancies on the Board of Directors of the Company created by such nominee the person designated by the PPD Persons pursuant to this Article III.

     SECTION 3.2 Mechanics of Designation.

          (a) In the absence of notice to the contrary from PPD, the rights granted to the PPD Persons pursuant to this Article III shall be exercised by PPD.

          (b) The Company shall give PPD at least 60 days prior written notice of the date of the proposed mailing of proxy materials for election of directors of the Company. PPD shall within 10 days of receipt of such notice from the Company give written notice (a "Section 3.2(b) Notice") to the Company of the name of the person that PPD intends to nominate for election or reelection to the Board of Directors of the Company and all information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected). At the request of the Board of Directors of the Company, any person so nominated for election as a director shall furnish to the Secretary of the Company that information required to be set forth in the Section 3.2(b) Notice.

          (c) In addition, the Company agrees that in the event of any vacancies on the Board of Directors resulting from the death, removal or resignation of any person nominated by the PPD Persons as a director, the other directors of the Company will vote in favor of the person designated by PPD to fill such vacancy."


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          4. Amendment to Article IV. Article IV is hereby amended to read in its entirety as follows:

                                   "ARTICLE IV
                              PROPORTIONAL PURCHASE

     SECTION 4.1 Proportional Purchase Rights. For so long as PPD Persons beneficially own in the aggregate shares of Common Stock equal to or exceeding 15% of the total outstanding shares of Common Stock, if from time to time the Purchase Percentage of any PPD Person would be reduced as a result of any issuance of Common Stock by the Company or could be reduced as a result of any issuance of Convertible Securities (assuming, in the case of Convertible Securities, the conversion, exchange or exercise at such time of all Convertible Securities to be issued in such issuance) by the Company (in either case, whether for cash, property or otherwise), the Company shall so notify the PPD Persons then, directly or indirectly, owning Common Stock in writing not less than 7 days (or, if longer, the minimum period of notice given to any other person who may be granted proportional purchase rights to acquire Common Stock in the future) prior to the proposed date of any such issuance and shall offer to sell to each such PPD Person, and, if such offer is accepted in writing by such PPD Person (x) if such issuance is made pursuant to an underwriting or private placement purchase agreement, the day such agreement is executed (it being understood that the Company will give each such PPD Person at least four Business Day's prior notice of such date of execution) or (y) if such issuance is not made pursuant to such an agreement, the fifth Business Day prior to the proposed date of such issuance, the Company shall sell to each such PPD Person, that number of shares of Common Stock or the number of Convertible Securities to be issued which would result in the Purchase Percentage of such PPD Person immediately after such issuance equaling the Purchase Percentage of such PPD Person in effect immediately prior to such issuance (assuming, in the case of Convertible Securities, the conversion, exchange or exercise at such time of all Convertible Securities to be issued in such issuance), or any lesser amount of Common Stock or Convertible Securities to be issued in such issuance as may be designated by the PPD Person, in either case at a price per share or other trading unit of such Common Stock or Convertible Securities, as the case may be, to be received by the Company in such issuance, less any underwriting discounts and commissions, and otherwise on the same terms as may be applicable to such issuance; provided, however, that this Section 4.1 shall not be applicable to the issuance of shares of Common Stock or Convertible Securities pursuant to grants under the Company's stock option, stock incentive and other compensatory plans or the issuance of Common Stock or Convertible Securities pursuant to any merger, acquisition or similar transaction."

          5. Effect of Amendment. This Amendment shall become effective on the later of (i) the date of this Amendment first set forth above and (ii) the date on which the Board of Directors of the Company adopts a resolution continuing the current 12.75% Ownership Limit for Acktion Corporation beyond January 12, 2001. Except to the extent expressly modified by this Amendment, the Agreement shall remain in full force and effect.

          6. Conflicting Terms. Wherever the terms of this Amendment and the terms and conditions of the Agreement are in conflict, the terms of this Amendment shall be deemed to supersede the conflicting terms of the Agreement.


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                            NEXT PAGE SIGNATURE PAGE


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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

                                          PAN PACIFIC RETAIL PROPERTIES, INC.,
                                          a Maryland corporation


                                          By:    /s/  STUART A. TANZ
                                                 -------------------------------
                                          Name:  Stuart A. Tanz
                                          Title: Chief Executive Officer


                                          STUART A. TANZ

                                          /s/ STUART A. TANZ
                                          -------------------------------------


                                          REVENUE PROPERTIES (U.S.) INC.,
                                          a Delaware corporation


                                          By:     /s/ PAUL D. CAMPBELL
                                                  ------------------------------
                                          Name:  Paul D. Campbell
                                          Title: Chief Executive Officer


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